UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 13, 2009

KeyOn Communications Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33842	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11742 Stonegate Circle Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

On November 12, 2009, we entered into an agreement to acquire certain assets and assume certain liabilities from Data Sales Co., Inc., a Minnesota corporation (“Data Sales”) (the “Asset Purchase Agreement”). The assets to be acquired are used in the business of operating a wireless broadband network that provides high-speed Internet access and other related services to both residential and commercial subscribers in Texas. At Closing, as consideration for these acquired assets, the Company will pay Data Sales Co., Inc., 33,388 shares of common stock of the Company, subject to adjustment as described in the Asset Purchase Agreement. The Asset Purchase Agreement contains customary representations and warranties by both us and Data Sales.

The foregoing summary of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the Asset Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits

2.1      Form of Asset Purchase Agreement dated November 12, 2009 by and between KeyOn Communications Holdings, Inc. and Data Sales Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

Dated: November 13, 2009	By:	/s/ Jonathan Snyder
Name: Jonathan Snyder
Title: Chief Executive Office